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VIEW MATERIALS & VOTE

CONTEXTLOGIC INC.
2648 INTERNATIONAL BLVD., STE 115
OAKLAND, CA 94601

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 9, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LOGC2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75791-P25944

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTEXTLOGIC INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
2. To elect two Class III directors to serve on our Board of Directors until the 2028 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ted Goldthorpe
02) Jennifer Chou

The Board of Directors recommends you vote FOR proposals 1, 3, 4 and 5.

	For	Against	Abstain
1. To approve the agreement and plan of reorganization (the "Reorganization Proposal").	☐	☐	☐
3. To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
4. To approve, on an advisory basis, our executive compensation for the year ended December 31, 2024, as disclosed herein.	☐	☐	☐
5. To approve, if necessary, the adjournment of the Annual Meeting to solicit additional proxies in favor of the Reorganization Proposal.	☐	☐	☐

NOTE: To conduct any other business properly brought before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V75792-P25944

CONTEXTLOGIC INC.
Annual Meeting of Stockholders
July 10, 2025 10:00 AM PDT
This proxy is solicited by the Board of Directors

If the undersigned is a registered stockholder, the undersigned hereby appoints Rishi Bajaj, Brett Just, and Marianne Lewis, and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of ContextLogic Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of ContextLogic Inc. to be held on July 10, 2025 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then the undersigned's shares will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side